UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

AINOS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-41461	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108 (858) 869-2986
(Address and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AIMD	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	AIMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 27, 2024, Ainos, Inc. (the “Company”) held an annual meeting of stockholders (the “Annual Meeting”) at 10F-2, No. 66, Shengyi 5th Rd., Zhubei City, Hsinchu County 302, Taiwan (R.O.C.).

As of the close of business on August 5, 2024, the record date for the Annual Meeting (the “Record Date”), 8,045,406 shares of the Company’s common stock, par value $0.01 (the “Common Stock”) were outstanding and entitled to vote. At the Annual Meeting, a total of 5,134,734 votes, comprised of shares of the Company’s Common Stock, equivalent to approximately 63.82% of the outstanding votes, were represented in person or by proxy at the Annual Meeting, constituting a quorum. The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth below.

1. The proposal to ratify the appointment of KCCW Accountancy Corp. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was approved as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstained
5,062,909	52,319	0	19,506

2. The proposal to reservation of up to two (2) million shares of common stock as special stock awards, which are not issued under the Ainos, Inc. 2023 Stock Incentive Plan was approved as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstained
3,804,071	166,746	1,157,648	6,269

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: October 1, 2024	By:	/s/ Chun-Hsien Tsai
	Name:	Chun-Hsien Tsai
	Title:	Chief Executive Officer